Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Emerging Global Shares Trust and to the use of our report dated May 30, 2013 on the financial statements and financial highlights of EGShares Basic Materials GEMS ETF, EGShares Beyond BRICs ETF, EGShares Brazil Infrastructure ETF, EGShares China Infrastructure ETF, EGShares Consumer Goods GEMS ETF, EGShares Consumer Services GEMS ETF, EGShares Emerging Markets Consumer ETF, EGShares Emerging Markets Core ETF, EGShares Emerging Markets Domestic Demand ETF, EGShares Emerging Markets Metals & Mining ETF, EGShares Energy GEMS ETF, EGShares Financials GEMS ETF, EGShares GEMS Composite ETF, EGShares Health Care GEMS ETF, EGShares India Consumer ETF, EGShares India Infrastructure ETF, EGShares India Small Cap ETF, EGShares Industrials GEMS ETF, EGShares Low Volatility Emerging Markets Dividend ETF, EGShares Technology GEMS ETF, EGShares Telecom GEMS ETF and EGShares Utilities GEMS ETF, each a series of shares of beneficial interest of EGA Emerging Global Shares Trust. Such financial statements and financial highlights appear in the March 31, 2013 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

/s/ BBD, LLP

BBD, LLP

Philadelphia, Pennsylvania

July 29, 2013